NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held

January 9, 2004

Franklin Covey Co.

        You are cordially invited to attend the Annual Meeting of Shareholders of Franklin Covey Co. (the “Company”), which will be held on Friday, January 9, 2004 at 8:30 a.m., at the Hyrum W. Smith Auditorium, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331 (the “Annual Meeting”), for the following purposes:

(I)

To elect three directors of the Company, each to serve a term of three years expiring at the annual meeting of shareholders of the Company to be held following the end of fiscal year 2006 and until their respective successors shall be duly elected and shall qualify;

(II)	To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2004; and

(III)	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on November 21, 2003, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

        All shareholders are urged to attend the meeting.

By Order of the Board of Directors

Robert A. Whitman
Chairman of the Board

November 28, 2003

IMPORTANT

        Whether or not you expect to attend the Annual Meeting in person, to assure that your shares will be represented, please promptly complete, date, sign and return the enclosed proxy without delay in the enclosed envelope, which requires no additional postage if mailed in the United States. Your proxy will not be used if you are present at the Annual Meeting and desire to vote your shares personally.

FRANKLIN Covey CO.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331

_________________

PROXY STATEMENT

_________________

Annual Meeting of Shareholders
January 9, 2004

SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of Franklin Covey Co., a Utah corporation (“FranklinCovey” or the “Company”), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company’s Common Stock, $0.05 par value per share (the “Common Stock”) and outstanding shares of the Company’s Series A Preferred Stock, no par value (the Series A Preferred Stock) for use at the Annual Meeting of Shareholders of the Company to be held on Friday, January 9, 2004, and at any adjournment or postponement thereof (the “Annual Meeting”). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about December 12, 2003.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefore, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTING

        The Board of Directors has fixed the close of business on November 21, 2003, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued and outstanding 19,926,837 shares of Common Stock and 873,460 shares of Series A Preferred Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. The holders of record of Series A Preferred Stock on the Record Date are entitled to cast that number of votes equal to the number of shares of Common Stock each share of Series A Preferred Stock could be converted into, approximately 7.14 votes per share of Series A Preferred Stock or an aggregate of approximately 6,239,000 votes for all of the Series A Preferred Stock. The shares of Common Stock and Series A Preferred Stock vote together as a single class on all matters to be presented at the Annual Meeting.

Proxies

        Shares of Common Stock and Series A Preferred Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the three director nominees, FOR the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending August 31, 2004, and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

Vote Required

        A majority of the votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In the election of the directors, the three nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The ratification of the appointment of KPMG as independent auditors for the Company, and the approval of other matters which may properly come before the meeting generally requires that the number of votes cast in favor of the proposal exceed the number of votes cast in opposition. Abstentions and broker non-votes will not affect the outcome of these proposals. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. Holders of shares of Series A Preferred Stock are entitled to that number of votes equal to the number of shares of Common Stock into which their shares could be converted, approximately 7.14 votes per share.

ELECTION OF DIRECTORS

        At the Annual Meeting, Joel C. Peterson, E. Kay Stepp and Robert A. Whitman are to be elected to serve three-year terms expiring at the annual meeting of shareholders to be held following the end of fiscal year 2006 and until their successors shall be duly elected and qualified. If any of the nominees should be unavailable to serve, which is not now anticipated, the proxies solicited hereby will be voted for such other persons as shall be designated by the present Board of Directors. The three nominees receiving the highest number of votes at the Annual Meeting will be elected.

Nominees for Election to the Board of Directors

        Certain information with respect to the nominees is set forth below.

        Joel C. Peterson, 56, has been a director of FranklinCovey since May 1997. Mr. Peterson served as a director of Covey Leadership Center (“Covey”) from 1993 to 1997 and as Vice Chairman of Covey from 1994 to 1997. Mr. Peterson is also chairman of Peterson Capital, Inc., a privately-held equity investment firm and is chairman of the board of directors for Essex Capital, a real estate development and management company. Mr. Peterson also serves on the boards of directors of Asurion, JetBlue Airways Corporation (NASDAQ) and Sverica. Mr. Peterson earned his MBA from Harvard Business School.

    E. Kay Stepp, 58, has been a director of the Company since May 1997. Ms. Stepp served as a director of Covey from 1992 to 1997. Ms. Stepp is the chair of the board of Providence Health System, former president and chief operating officer of Portland General Electric, an electric utility, and former chair of the board of Gardenburger, Inc. (NASDAQ). Ms. Stepp is also currently a director of StanCorp Financial Group (NYSE), and Planar Systems, Inc. (NASDAQ). She formerly was principal of Executive Solutions, an executive coaching firm, and was a director of the Federal Reserve Bank of San Francisco. She received her Bachelor of Arts degree from Stanford University and a Master of Arts in Management from the University of Portland and attended the Stanford Executive Program and the University of Michigan Executive Program.

        Robert A. Whitman, 50, has been a director of FranklinCovey since May 1997 and has served as Chairman of the Board of Directors since June 1999 and Chief Executive Officer of the Company since January 2000. Mr. Whitman served as a director of Covey from 1994 to 1997. Prior to joining the Company, Mr. Whitman served as president and co-chief executive officer of the Hampstead Group L.L.C., a privately-held equity investment firm based in Dallas, Texas, from 1992 to 2000. Mr. Whitman received his Bachelor of Arts degree in Finance from the University of Utah and his MBA from Harvard Business School.

Directors Whose Terms of Office Continue

        In addition to the directors to be elected at the Annual Meeting, the directors named below will continue to serve their respective terms of office as indicated. Robert H. Daines, E. J. “Jake” Garn and Donald J. McNamara are currently serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2004. Stephen R. Covey, Dennis G. Heiner, Brian A. Krisak and Hyrum W. Smith are currently serving terms which expire at the annual meeting of the Company’s shareholders to be held following the end of fiscal year 2005.

        Robert H. Daines, 69, has been a director of the Company since April 1990. Dr. Daines is the Driggs Professor of Strategic Management at Brigham Young University, where he has been employed since 1959. Dr. Daines also currently serves on the board of directors for Volvo Commercial Credit Corporation. Dr. Daines received his MBA from Stanford and his DBA from Indiana University.

        E. J. “Jake” Garn, 71, was elected to serve as a director of FranklinCovey in January 1993. Mr. Garn is managing director of Summit Ventures, LLC with offices in Salt Lake City and Washington, DC. From December 1974 to January 1993, Mr. Garn was a United States Senator from the State of Utah. During his term in the Senate, Mr. Garn served six years as Chairman of the Senate Banking, Housing and Urban Affairs Committee and served on the Appropriations, Energy and Natural Resources, and Senate Rules Committees. Prior to his election to the Senate, Mr. Garn served as Mayor of Salt Lake City, Utah, from January 1972 to December 1974. Mr. Garn also currently serves as a director of Morgan Stanley Funds (NYSE), NuSkin Asia Pacific Corporation (NYSE) and BMW Bank, NA (NASDAQ), and is a member of the Board of Trustees of Intermountain Health Care.

        Donald J. McNamara, 50, was appointed to serve as a director of the Company in June 1999. Mr. McNamara is the founder of the Hampstead Group, L.L.C., a privately held equity investment firm based in Dallas, Texas, and has served as its Chairman since its inception in 1989. He currently serves as Chairman of the Board of Directors of FelCor Lodging Trust (NYSE). Mr. McNamara also currently serves as a director of Legend Airlines, a director of Omega Healthcare Investors, Inc. (NYSE), a trustee of Saint Mark’s School, a trustee of the Virginia Tech Foundation, and a member of the Urban Land Institute. He received his undergraduate degree from Virginia Tech and his MBA in 1978 from Harvard University.

        Stephen R. Covey, 71, has been Vice Chairman of the Board of FranklinCovey since June 1999. Dr. Covey Served as Co-Chairman of the Board of Directors from May 1997 to June 1999. Dr. Covey founded Covey Leadership Center and served as its Chief Executive Officer and Chairman of the Board from 1980 to 1997. Dr. Covey received his MBA degree from Harvard Business School and his doctorate from Brigham Young University, where he was a professor of organizational behavior and business management from 1957 to 1983, except for periods in which he was on leave from teaching, and served as Assistant to the President and Director of University Relations. Dr. Covey is the author of several acclaimed books, including The 7 Habits of Highly Effective People, Principle-Centered Leadership, The 7 Habits of Highly Effective Families, and the co-author of First Things First. His newest books, The Nature of Leadership, co-authored with Roger Merrill and Dewitt Jones, and Living the 7 Habits: Stories of Courage and Inspiration, were introduced in 1999. He is also a director of Points of Light foundation and a fellow of the Center for Organizational and Technological Advancement at Virginia Tech.

        Dennis G. Heiner, 60, was appointed as a director of the Company in January 1997. Mr. Heiner has served as president and chief executive officer of Werner Co., a leading manufacturer of climbing products and aluminum extrusions, since 1999. Prior to joining Werner, he was employed by Black & Decker Corporation from 1985 to 1999 where he served as Executive Vice President and President of the Security Hardware Group, a world leader in residential door hardware.

        Brian A. Krisak, 52, was appointed to the Board of Directors of FranklinCovey in June 1999, while a principal of the Hampstead Group L.L.C., a privately held equity investment firm based in Dallas, Texas. Mr. Krisak was with the Hampstead Group from January 1999 to September 2002. Currently, Mr. Krisak is President of Krisak and Company, a management consulting firm specializing in strategy founded in 1987. Previously Mr. Krisak has held several executive and board positions in the technology and consumer products and services industries and was a principal of Cambridge Research Institute, a strategy consulting firm in Cambridge, Mass. He received his degree in Government and Law from Lafayette College and his MBA from Harvard University.

        Hyrum W. Smith, 60, a co-founder of the Company, has served as a director of the Company since December 1983 and has served as Vice Chairman of the Board of Directors since June 1999. Mr. Smith served as Chairman of the Board of Directors from December 1986 to June 1999. Mr. Smith served as the Chief Executive Officer of the Company from February 1997 to March 1998, a position he also held from April 1991 to September 1996. He was Senior Vice President of the Company from December 1984 to April 1991. Mr. Smith is author of The Ten Natural Laws of Successful Time and Life Management and What Matters Most. He is also a director of SkyWest, Inc. (NASDAQ), Greater Salt Lake Area Red Cross, and a member on the Advisory Board for the University of Utah School of Business.

Committees, Meetings and Reports

        The Board of Directors has standing Audit, Nominating/Corporate Governance, and Organization and Compensation Committees. The members of the Audit Committee are Messrs. Jake Garn, Chairperson, Robert Daines and Joel Peterson. The Nominating/Corporate Governance Committee consists of Messrs. Joel Peterson, Chairperson, Robert Daines and Ms. Kay Stepp. The Organization and Compensation Committee consists of Ms. Kay Stepp, Chairperson, and Messrs. Dennis Heiner, Brian Krisak and Robert Daines.

        The Audit Committee functions on behalf of the Board of Directors in accordance with section 3(a)(58)(A) of the Securities Exchange Act and met five times during the 2003 fiscal year. Its functions are: (i) to review and approve the selection of, and all services performed by, the Company’s independent auditors; (ii) to review the Company’s internal controls and audit functions; and (iii) to review and report to the Board of Directors with respect to the scope of internal and external audit procedures, accounting practices and internal accounting, and financial and risk controls of the Company. Each of the members of the Audit Committee is independent as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Board of Directors has determined that one of the Audit Committee members, Robert Daines, is a “financial expert” as defined in S-K 401(h) adopted under the Securities Exchange Act.

        The Nominating/Corporate Governance Committee met three times during the 2003 fiscal year. The Nominating/Corporate Governance Committee assists the Board of Directors by: (i) identifying individuals who are qualified and willing to become Board members; (ii) recommending that the Board nominate as many identified individuals as needed for appointment as a director for each annual Company shareholder meeting; (iii) ensuring that the Audit, Compensation and Nominating/Corporate Governance Committees of the Board are comprised of qualified and experienced “independent” directors; (iv) developing and recommending succession plans for the Chief Executive Officer; and (v) developing corporate governance policies and procedures applicable to the Company and recommending that the Board adopt said policies and procedures. The Nominating/Corporate Governance Committee does not consider nominees recommended by shareholders.

        The Organization and Compensation Committee met four times during the 2003 fiscal year. Its functions are: (i) to review, and make recommendations to the Board of Directors regarding the salaries, bonuses and other compensation of the Company’s Chairman of the Board and executive officers; and (ii) to review and administer any stock option plan, stock purchase plan, stock award plan and employee benefit plan or arrangement established by the Board of Directors for the benefit of the executive officers and employees of the Company.

        During the 2003 fiscal year, there were five meetings held by the Board of Directors of FranklinCovey. All directors attended more than 75 percent of the board meetings. No director attended fewer than 75 percent of the total number of meetings of the committees on which he or she served.

Director Compensation

    Messrs. Robert A. Whitman, Brian A. Krisak, Donald J. McNamara, Hyrum W. Smith and Stephen R. Covey do not currently receive compensation for Board or committee meetings. Remaining directors are paid as follows: an annual retainer of $16,000, with the exception of the committee chairpersons who are paid an annual retainer of $18,000; $2,000 for attending each Board meeting; $1,333 for participating in each telephone Board meeting; $1,000 for attending each committee meeting, with the exception of the committee chairperson who is paid $1,100; and $667 for participating in committee meetings held by telephone, with the exception of the committee chairperson who receives $773. Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.

EXECUTIVE OFFICERS

        In addition to Mr. Whitman, certain information is furnished with respect to the following executive officers of the Company:

        Val John Christensen, 50, has been Secretary and General Counsel of the Company since January 1990 and an Executive Vice President since March 1996. Mr. Christensen served as a director of the Company from July 1991 to June 1997. From January 1990 to March 1996, Mr. Christensen served as a Senior Vice President of the Company. From March 1987 to November 1989, Mr. Christensen was engaged in the private practice of law with the law firm of LeBoeuf, Lamb, Lieby & MacRae, specializing in general business and business litigation matters. From 1983 until he joined the Company, Mr. Christensen acted as outside counsel to the Company.

        Robert William Bennett, Jr., 47, has been President of the Organizational Solutions Business Unit of the Company since July 2002. Mr. Bennett joined Franklin Covey February 2000 as Vice President of Sales and later served as Senior Vice President of Global Sales and Delivery. Prior to joining the Company, Mr. Bennett served as president of PowerQuest from 1998 to 2000 and as general manger and president of Folio from 1993 to 1998. Mr. Bennett has 24 years of sales and sales management experience with Fortune 500 companies including IBM.

        Sarah Merz, 39, has been President and General Manager of the Consumer Business Unit since October 2003. Ms. Merz joined FranklinCovey in May 2000 as Vice President of Marketing. Prior to joining FranklinCovey, Ms. Merz was a Partner and co-owner of Kannon Consulting, Inc. and associate for Booz, Allen & Hamilton, where she created marketing strategies for Fortune 100 businesses throughout the U.S. as well as major corporations overseas. Ms. Merz also served as Vice President of International Sales and Business Development for Revell-Monogram, Inc. Ms Merz received an MBA with honors from Northwestern’s Kellogg Graduate School of Management and earned her BA with honors in economics from The University of Chicago.

        Steve Young, 50, joined FranklinCovey as Senior Vice President of Finance, Chief Accounting Officer and Controller in January 2001 and was appointed Chief Financial Officer in November 2002. Prior to joining FranklinCovey he served as senior vice-president of finance, Chief Financial Officer and director of international operations for Weider Nutrition for seven years. Mr. Young has 24 years of accounting and management experience. Mr. Young is a CPA and holds a Bachelor of Science in Accounting degree from Brigham Young University.

EXECUTIVE COMPENSATION

        The compensation of Robert A. Whitman, the Company’s Chief Executive Officer and other executive officers at August 31, 2003, the most recent fiscal year end, is shown on the following pages in three tables and discussed in a report from the Compensation Committee of the Board of Directors.

Summary Compensation Table

	Annual Compensation				Long Term Compensation Awards

Name and Position	Fiscal Year	Salary	Bonus	Other Annual Compensation (1)	Restricted Stock Awards (2)	Options/SARs (#)(3)	All Other Compensation (4)

Robert A. Whitman (5)	2003	--	--	--	--	--	--
Chairman and Chief	2002	--	--	--	--	--	--
Executive Officer	2001	423,080	--	526,019	--	1,602,000	--
Val J. Christensen	2003	300,000	174,375	1,456	--	--	7,500
Executive Vice President	2002	300,000	67,500	543	--	--	9,754
and Secretary	2001	300,000	134,663	1,302	26,250	--	5,192
Robert William Bennett Jr	2003	250,000	67,485	1,644	--	--	6,798
President Organizational	2002	250,000	46,815	--	--	--	6,427
Solutions Business Unit	2001	250,000	85,685	1,926	--	--	6,074
Steve Young	2003	200,000	36,250	--	--	--	5,921
Senior Vice President	2002	200,000	26,781	--	--	--	4,872
Chief Financial Officer	2001	126,923	37,615	--	--	35,000	2,100
Former Executive

Mark Korros	2003	250,000	147,813	836	--	--	7,956
	2002	173,077	51,563	23,959	--	50,000	--
	2001	--	--	--	--	--	--

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(1)

Includes payments deemed as compensation to Mr. Whitman for travel expenses incurred in fiscal year 2001. Fiscal 2001 payments include $214,678 attributed to Mr. Whitman as compensation at the end of calendar 2001 that were incurred and paid in fiscal 2001. Includes compensation paid to Mr. Korros for relocation expenses. Other amounts relate to miscellaneous benefits paid during the year.

(2)	Restricted stock awards vest in full four years from the date of grant. No vesting occurs prior to four years from grant. Holders of restricted shares are entitled to vote the shares.
(3)

Amounts shown reflect options granted to the named executive officers pursuant to the Franklin Covey 1992 Stock Incentive Plan (the “Incentive Plan”) or in the case of Mr. Whitman the Non-Qualified Executive Stock Option Plan. As of August 31, 2003, the Company had not granted any stock appreciation rights. Mr. Whitman’s 2001 grant has an exercise price of $14.00 per share and is not exercisable until August 31, 2007. Exercisability of a portion or all of the grant may be accelerated if the Company’s average closing share price achieves specified levels.

(4)	Amounts shown reflect contributions made by the Company for the benefit of the named executive officers under the Franklin Covey 401(k) Profit Sharing Plan.
(5)	Mr. Whitman has not taken his base salary or bonus compensation since May 2001.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth individual grants of stock options made by the Company during the fiscal year ended August 31, 2003 to the persons named in the preceding Summary Compensation Table. As of August 31, 2003, the Company had not granted any stock appreciation rights to the executive officers named below.

Name	Options Granted	Percent of Total Options Granted to Employees in Fiscal year	Exercise or Base Price	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for the Option Term (in dollars)

					5%	10%

Robert A. Whitman	-	-	-	-	$-	$-
Val J. Christensen	-	-	-	-	--	--
Robert William Bennett Jr	-	-	-	-	--	--
Mark Korros	-	-	-	-	--	--
Steve Young	-	-	-	-	--	--

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year Option/SAR Values

        The following table sets forth the number of shares of Common Stock acquired during the fiscal year ended August 31, 2003, upon the exercise of stock options, the value realized upon such exercise, the number of unexercised stock options held on August 31, 2003, and the aggregate value of such options held by the persons named in the Summary Compensation Table. This table reflects options to acquire shares of Common Stock granted to the named individuals by the Company and by certain affiliates of the Company. As of August 31, 2003, the Company had not granted any stock appreciation rights to any of the executive officers named below.

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Unexercised Options at August 31, 2003		Value of Unexercised In-the-Money Options at August 31, 2003

			Exercisable	Unexercisable	Exercisable	Unexercisable

Robert A. Whitman	--	$--	--	1,602,000	$--	$--
Val John Christensen	--	--	99,300	--	--	--
Robert William Bennett Jr .	--	--	37,500	12,500	--	--
Mark Korros	--	--	12,500	--	--	--
Steve Young	--	--	17,500	17,500	--	--

        The Company also maintains a deferred compensation plan in which participants may elect to defer a portion of their income and select one of the specified investments, including the stock of the Company, on which a return on the deferred amount will be calculated. Mr. Bennett deferred $4,182 under this plan in fiscal 2003.

Employment Agreements

        FranklinCovey does not have an employment agreement with any of its named executive officers, other than Robert A. Whitman, the President, Chief Executive Officer and Chairman of the Board.

        On September 1, 2000, the Company entered into an employment agreement with Robert A. Whitman, as President and Chief Executive Officer of the Company. In addition, the Company agreed to use its best efforts to continue Mr. Whitman in his position as chairman of the board of directors. The agreement has an initial term expiring August 31, 2007, and provides for an annual base salary of $500,000, to be reviewed annually by the Compensation Committee. The base salary may be increased, but not decreased, during the term of the agreement. The Employment Agreement provides for an annual bonus, to be paid based on the attainment of performance objectives determined by the Compensation Committee. The bonus can range from 0 percent to 150 percent of the base salary. A substantial portion of Mr. Whitman’s annual performance bonus is based upon the Company meeting operating targets established by the Compensation Committee. The remaining portion of Mr. Whitman’s annual bonus will be determined based on reaching other targets established by the Compensation Committee on an annual basis which may include such things as: meeting target dates for development of specific projects, meeting sales goals for individual products or business areas, increasing revenues and/or market penetration associated with products or groups of products, successful development and introduction of new products, attracting and retaining key employees, implementing business strategies, identifying and negotiating business transactions, and other items that may be established by the Compensation Committee from time to time. Mr. Whitman has voluntarily not taken his base salary or bonus compensation since May 2001.

        In the event that the Company elects to terminate the agreement for any reason other than for “cause” as specified in the agreement, it will owe to Mr. Whitman an amount equal to two and a half times the then current base salary, compensation for his unused vacation days, a pro rata portion of the bonus that would have been earned by Mr. Whitman for the year in which the termination occurred, an amount equal to two and a half times the average annual incentive compensation paid to Mr. Whitman for the three fiscal years immediately preceding the fiscal year in which his employment is terminated, and any payments due to Mr. Whitman under the Company’s other employment benefit plans. In addition, Mr. Whitman would be entitled to continued medical, dental, and other health benefits on payment of any amounts typically charged by the Company to similar situated employees. To the extent that any stock options held by Mr. Whitman are currently exercisable as of the date of termination, they will continue to be exercisable for a period of five years following his date of termination or, if sooner, August 31, 2010.

        In the event there is a change in control of the Company as defined in the Agreement that is not approved by the current board of directors or successor directors nominated by at least a two-thirds majority of existing directors, and, during the 24-month period following the date of the change in control, Mr. Whitman’s employment is terminated for any reason other than cause, or by Mr. Whitman for good reason, as defined in the agreement, the Company will pay all termination amounts set forth above to Mr. Whitman and, in addition, all of the options held by Mr. Whitman will immediately vest and become exercisable. If the change in control has been approved by the incumbent board, 801,000 shares of any non-vested options shall become immediately vested. In the event that it is determined that any of the payments to Mr. Whitman on termination or change in control are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, Mr. Whitman shall be entitled to receive an additional payment so that, after payment of all taxes, including the excise tax, Mr. Whitman would retain an amount equal to the amount he would have received without the excise tax. During the term of the agreement and for a period of three years thereafter, Mr. Whitman has agreed not to engage in any competitive activity with the Company. In addition, Mr. Whitman agrees not to attempt to solicit or hire key employees of the Company for a period of two years after termination of the Agreement.

Compensation Committee Report

        The following report was prepared by the Organization and Compensation Committee of the Board of Directors acting as the Compensation Committee (the “Committee”), which is composed of independent directors who are not employees of the Company or its subsidiaries. The current members of the Committee are Kay Stepp, who serves as Chairperson, Robert Daines, Dennis Heiner and Brian Krisak. The Committee met four times during fiscal year 2003. The Committee has responsibility for all compensation matters for Robert Whitman, the Company’s Chairman, President and Chief Executive Officer. It also has the responsibility of administering the Incentive Stock Option Plan. The Committee determines the stock awards under the Incentive Stock Option Plan for all executive officers, including Mr. Whitman. Mr. Whitman determines the amount of cash compensation for the other executive officers.

        Executive Compensation Philosophy. The Committee established an executive compensation strategy and structure. based on the following principles: (1) compensation is aligned with achieving the Company’s strategic business plan and is directly related to performance and value added; (2) compensation promotes shared destiny and teamwork; (3) compensation attracts and retains qualified executives; (4) the greater the amount of direct influence on organizational performance, the greater the portion of pay at risk; and (5) stock ownership plans align executive and shareholder interests in building Company value and will be used as an incentive to executives for increasing Company value.

        The Company has been engaged in implementing a new business strategy in order to return to sustainable revenue growth and profitability. During this turnaround effort, the Committee has relied on cash compensation – base pay and annual incentives tied to achieving financial and operational goals – and has made equity awards on a very selective basis. No equity awards were made to named executive officers, including Mr. Whitman, during fiscal 2003.

    Mr. Whitman’s Compensation. Notwithstanding the terms of his employment agreement and the Company’s performance against goals for 2003, Mr. Whitman did not accept any compensation during fiscal year 2003. In June 2001, Mr. Whitman asked the Committee to discontinue paying his salary and annual incentives until the Company’s performance improves. The Compensation Committee believes that Mr. Whitman should have been receiving compensation for some time, and that the Company’s improved performance warrants a resumption of Mr. Whitman’s annual salary and bonus compensation in fiscal 2004.

        Stock Program. The Company’s executive compensation philosophy includes the premise that executive officers will have stock options or other equity awards from time to time in order to align the long-term interests of the executive management team with those of the Company’s stockholders. The Committee made no awards to the named executive officers in 2003. Previous grants to the named executive officers, other than Mr. Whitman, generally vest over a four-year period and expire ten years from the date of grant. If an executive officer’s employment terminates prior to applicable vesting dates, the officer generally forfeits all options that have not yet vested. As of August 31, 2003, executive officers held incentive stock options to purchase an aggregate of 1,798,800 shares of Common Stock granted under the direction of the Committee pursuant to the Stock Incentive Plan since its inception in 1992 and the Non-Qualified Executive Stock Option Plan of 2000. Of those options, 166,800 are currently exercisable. None of Mr. Whitman’s options is currently exercisable.

        Other Compensation Plans. The Committee recognizes that the executive compensation environment is changing as organizations revisit their use of equity in light of pending accounting changes and corporate governance concerns. Over the course of the next fiscal year, the Committee intends to review each element of the Company’s executive compensation program in light of the Company’s business strategy, financial and operational performance and the new environment. The Committee intends to pay particular attention to recognizing the management team, including Mr. Whitman, for improved and sustainable financial performance.

         The Company has a number of other broad-based employee benefit plans in which executive officers participate on the same terms as other employees meeting the eligibility requirements, subject to any legal limitations on amounts that may be contributed to or benefits payable under the plans. These include (i) the Company’s cafeteria plan administered pursuant to Section 125 of the Internal Revenue Code of 1986, as amended (the “Code”); (ii) the Company’s 401(k) Plan, pursuant to which the Company makes matching contributions; and (iii) the Company’s Employee Stock Purchase Plan implemented and administered pursuant to Section 423 of the Code.

Respectfully submitted,

E. Kay Stepp
Robert H. Daines
Dennis G. Heiner
Brian A. Krisak

Performance Graph

        The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for the five fiscal years ended August 31, 2003, for the Common Stock, the S&P 600 SmallCap Index in which the Company was included as of August 31, 2003 and the S&P Diversified Commercial Services Index, the index to which the Company was assigned in the S&P 600 SmallCap Index. Previously, the Company had been included in the Consumer (Jewelry, Novelties and Gifts) Index, but was moved to the Diversified Commercial Services Index by the S&P 600 SmallCap Index when that index adjusted its categories. The Diversified Commercial Services Index consists of 18 companies similar in size and nature to Franklin Covey. The Company is no longer a part of the S&P 600 SmallCap Index but believes that the S&P 600 SmallCap Index and the Diversified Commercial Services Index continues to provide appropriate benchmarks with which to compare the Company’s stock performance.

PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth information as of November 1, 2003, with respect to the beneficial ownership of shares of Common Stock and Series A Preferred Stock by each person known by the Company to be the beneficial owner of more than 5 percent of Common Stock or Series A Preferred Stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and officers as a group. Unless noted otherwise, each person named has sole voting and investment power with respect to the shares indicated. The percentages set forth below have been computed without taking into account treasury shares held by the Company and are based on 19,926,837 shares of Common Stock and 873,460 shares of Series A Preferred Stock outstanding as of November 1, 2003. In cases where shareholders own both Common Stock and Series A Preferred Stock, the number of shares shown assumes the conversion of the Series A Preferred Stock into the Common Stock and the issued and outstanding Common Stock is increased by an equal amount for that shareholder. The shares of Series A Preferred Stock are shown on an “as converted basis” with approximately 7.14 shares of Common Stock issuable on conversion of each share of Series A Preferred Stock.

	Beneficial Ownership as of November 1, 2003

	Number of Shares	Percentage of Class

Common Stock and Common Stock Equivalents:
Knowledge Capital Investment Group (1)(2)	6,928,288	26.8%
2200 Ross Avenue, Suite 42-W
Dallas, Texas 75201
Financial and Investment Management Group(1)	2,681,739	13.3
417 St. Joseph St
Suttons Bay, Michigan 49682
Dennis R. Webb (3)(4)(8)	1,209,812	6.1
2626 Hillsden Drive
Holladay, UT 84117
Dimensional Fund Advisors, Inc.(5)	1,206,250	6.1
1299 Ocean Avenue
Santa Monica, California 90401
Stephen R. Covey (3)	1,052,384	5.3
c/o Franklin Covey Co.
2200 West Parkway Boulevard
Salt Lake City, Utah 84119-2331
Hyrum W. Smith (3)(4)	464,414	2.3

Val John Christensen (6)	352,306	1.8

Robert A. Whitman(8)	315,210	1.6

Joel C. Peterson	169,271	*

Donald J. McNamara (2)	82,210	*

Robert William Bennett Jr. (6)	49,129	*

Stephen D. Young (6)	39,562	*

Mark Korros	25,000	*

Robert H. Daines (7)	20,002	*

E. Kay Stepp	13,918	*

Dennis G. Heiner	13,000	*

Brian A. Krisak	10,000	*

E. J. "Jake" Garn	4,000	*

All directors and executive officers
As a group (14 persons)(1)(2)(3)(4)(6)(7)	9,557,019	36.7%

_________________________

* Less than 1%.

(1)

The Series A Preferred Stock is convertible into Common Stock at a rate of approximately 7.14 shares of Common Stock for each share of Series A Preferred Stock. The number of shares shown for Knowledge Capital Investment Group includes 827,860 shares of the Series A Preferred Stock shown on an as converted basis as 5,913,286 shares of Common Stock. The holdings of Knowledge Capital Investment Group represent 94.8 percent of the issued and outstanding Series A Preferred Stock. The number of shares shown for Financial Investment Management Group includes 35,911 shares of Series A Preferred Stock shown on an as converted basis as 256,507 shares of Common Stock. The holdings of Financial Investment Management Group represent 4.1% of the issued and outstanding Series A Preferred Stock.

(2)

The share amounts indicated for Hyrum W. Smith are owned of record by Hyrum W. Smith as trustee of The Hyrum W. Smith Trust with respect to 329,700 shares; those indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 82,500 shares; and those indicated for Stephen R. Covey by SRSMC, LLC with respect to 40,000 shares; and for SANSTEP Properties, LLC with respect to 1,012,384 shares. Messrs. Smith and Webb are the respective trustees of those trusts and foundations, having sole power to vote and dispose of all shares held by the respective trusts and foundations, and may be deemed to have beneficial ownership of such shares. Mr. Covey, as co-manager of SRSMC, LLC and SANSTEP, LLC, has shared voting and dispositive control over the shares held by those entities and may be deemed to have beneficial ownership of such shares..

(3)

The share amounts indicated for Hyrum W. Smith are owned of record by Hyrum W. Smith as trustee of The Hyrum W. Smith Trust with respect to 329,700 shares; those indicated for Dennis R. Webb, by Dennis R. Webb as trustee of The Lighthouse Foundation with respect to 82,500 shares; and those indicated for Stephen R. Covey by SRSMC, LLC with respect to 40,000 shares; and for SANSTEP Properties, LLC with respect to 1,012,384 shares. Messrs. Smith and Webb are the respective trustees of those trusts and foundations, having sole power to vote and dispose of all shares held by the respective trusts and foundations, and may be deemed to have beneficial ownership of such shares. Mr. Covey, as co-manager of SRSMC, LLC and SANSTEP, LLC, has shared voting and dispositive control over the shares held by those entities and may be deemed to have beneficial ownership of such shares.

(4)

Some of the share amounts indicated as beneficially owned are subject to options granted to other directors, officers and key employees of the Company by the following persons in the following amounts: Hyrum W. Smith, 49,350 shares, and Dennis R. Webb, 19,000 shares.

(5)	Dimensional Fund Advisors' information is provided as of September 30, 2003, the filing of its last 13F report.
(6)

The share amounts indicated include shares subject to options currently exercisable held by the following persons in the following amounts: Val John Christensen, 99,300 shares; Robert William Bennett Jr., 37,500 shares; Mark Korros, 12,500 shares; Steve Young, 17,500 shares; and all executive officers and directors as a group, 166,800 shares.

(7)	The share amounts indicated for Robert H. Daines include 5,000 shares owned by Tahoe Investments, L.L.C., a Utah limited liability company, of which Mr. Daines is a member.
(8)

Mr. Whitman acquired 200,000 shares from Dennis R. Webb, at the request of Mr. Webb, on October 2, 2001, at a price of $2.50 per share. Mr. Whitman agreed to permit Mr. Webb to rescind the transaction by delivering to him the purchase price paid in the original transaction within certain agreed limits. The 200,000 shares are counted in Mr. Whitman's number of shares listed above. The shares are not included in Mr. Webb's shares listed above, though he may be deemed to be a beneficial owner of those shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10 percent of the Common Stock, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the Common Stock and other securities which are derivative of the Common Stock. Executive officers, directors and holders of more than 10 percent of the Common Stock are required by Commission regulations to furnish the Company with copies of all such reports they file. Based upon a review of the copies of such forms received by the Company and information furnished by the persons named above, the Company believes that all reports were filed on a timely basis except for a Form 4 report for Hyrum W. Smith, a director, reporting the disposition of 6,223 shares that was due on February 27, 2003, but not filed until March 17, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In connection with the merger between the Company and Covey Leadership Center, Stephen R. Covey, who is vice-chairman of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Dr. Covey receives 80 percent of the proceeds from personal speaking engagements, which resulted in a payment of $0.8 million to Dr. Covey for the fiscal year ended August 31, 2003. Also in connection with this transaction, the Company entered into a 12-year lease agreement expiring in 2009 on two office buildings located in Provo, Utah. The buildings are leased from entities in which Stephen R. Covey, vice-chairman of the Company has a 35 percent interest. Lease rentals paid in fiscal 2003 were $2.0 million. The Company believes the terms of the leases at the time they were contracted, including the lease rentals, were at least as favorable as could have been obtained from unrelated third parties.

        In fiscal 2002 Hyrum W. Smith, who is vice-chairman of the Board of Directors, entered into a Speaker Services Agreement with the Company pursuant to which Mr. Smith receives 80 percent of the proceeds from personal speaking engagements, which resulted in a payment of $0.1 million for the fiscal year ended August 31, 2003. The Company has also licensed certain intellectual property to a company in which Mr. Smith is a principal shareholder. No license payments were required to be paid to the Company during fiscal 2003.

        In fiscal 2002, Brian A. Krisak, a director of the Company, entered into a consulting agreement with the Company to assist it with various projects and transactions, such as the sale of Premier and new product offerings, resulting in a payment to Mr. Krisak of $0.1 million during fiscal 2003. The consulting agreement expires in December 2003.

        Donald J. McNamara, a director of the Company, is a principal of the Hampstead Group, L.L.C., a Texas limited liability company, the private investment firm that sponsors Knowledge Capital Investment Group, the holder of 95 percent of the Company's outstanding Series A Preferred Stock, and of Hampstead Interests, LP, a Texas limited partnership. On June 2, 1999, the Company and Hampstead Interests, LP entered into a Monitoring Agreement which provides for payment of a monitoring fee of $0.1 million per quarter to Hampstead Interests, LP for assisting the Company in strategic planning, including acquisitions, divestitures, new development and financing matters. The agreement continues so long as Knowledge Capital Investment Group owns more than 50 percent of the 750,000 shares of Series A Preferred Stock (or Common Stock equivalents) originally purchased. The Company paid $0.4 million to Hampstead Interests, LP during the fiscal year ended August 31, 2003, pursuant to the Monitoring Agreement.

        Each transaction described above was entered into pursuant to arm's length negotiations with the party involved and was approved by disinterested majorities of the board of directors or the Compensation Committee of the Board.

SELECTION OF AUDITOR

        Effective June 3, 2002, the Board of Directors of the Company, upon recommendation of its Audit Committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent auditors. Andersen had audited the Company's financial statements since 1996. Also on June 3, 2002, the Board of Directors engaged KPMG LLP ("KPMG") as the Company's independent auditors for the fiscal years ended August 31, 2002 and 2003.

        In connection with its audits of the Company for the fiscal year ended August 31, 2001, and during the subsequent interim period preceding the engagement of KPMG, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Andersen's reports on the Company's financial statements for the year ended August 31, 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        During the previous two fiscal years, and during the subsequent interim period preceding the engagement of KPMG, Andersen did not advise, and has not indicated to the Company that it had reason to advise, the Company of any reportable event, as defined in Item 304(a)(1)(b) of Regulation S-K.

        The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, the firm of KPMG LLP to audit the financial statements of the Company for the fiscal year ending August 31, 2004, subject to ratification by the shareholders of the Company. The Board of Directors anticipates that one or more representatives of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The Company paid an aggregate amount of approximately $431,000 during fiscal 2002 and $324,000 during fiscal 2003 in fees and expenses for professional services rendered in connection with external audit and reviews of the Company's consolidated financial statements included in the Company's annual report of Form 10-K and quarterly reports on Form 10-Q.

Audit Related Fees

        The Company paid an aggregate amount of approximately $326,000 during fiscal 2002 and an aggregate amount of $35,000 during fiscal 2003 in fees and expenses for audit related professional services. In general, these services include employee benefit plan audits, permitted assistance with internal audit activities and assistance on proposed transactions and implementation of new accounting standards.

Tax Fees

        The Company paid an aggregate amount of approximately $103,000 in fiscal 2002 and $61,000 during fiscal 2003 in tax related fees and expenses. "Tax Fees" primarily included income tax planning, consulting and compliance services and projects related to the Company's retail operations.

All Other Fees

        The Company paid no "Other" fees or expenses in fiscal 2002 and 2003.

        The Audit Committee has reviewed the amounts paid for audit and audit related services and all non-audit services and has determined that the fees paid for non-audit services provided to the Company by Andersen and/or KPMG are compatible with maintaining Andersen's and /or KPMG's independence as the auditors of the Company.

Audit Committee Report

        In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

        In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence.

        The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' work.

        The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended August 31,2003, and met with and discussed such financial statements with management and the independent auditors.

        Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of KPMG and the Board concurred in such recommendation.

        Date: November 13, 2003

E. J. "Jake" Garn, Chairperson
Robert H. Daines
Joel C. Peterson

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 2004.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors knows of no other matters to be presented for action at the meeting. However, if any further business should properly come before the meeting, the persons named as proxies in the accompanying form will vote on such business in accordance with their best judgment.

PROPOSALS OF SHAREHOLDERS

        Proposals which shareholders intend to present at the annual meeting of shareholders to be held in calendar 2005 must be received by Val John Christensen, Executive Vice President, Secretary and General Counsel of the Company, at the Company's executive offices (2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331) no later than August 15, 2004.

ADDITIONAL INFORMATION

        FranklinCovey will provide without charge to any person from whom a Proxy is solicited by the Board of Directors, upon the written request of such person, a copy of the Company's 2003 Annual Report on Form 10-K, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), required to be filed with the Securities and Exchange Commission. Written requests for such information should be directed to Franklin Covey Co., Investor Relations Department, 2200 West Parkway Boulevard, Salt Lake City, Utah 84119-2331, Attn: Mr. Richard Putnam.

APPENDIX A

Franklin Covey Co.
Audit Committee Charter
Adopted November 8, 2002
Duties and Responsibilities of the
Audit Committee

Purpose

The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Franklin Covey Co. (the "Company"), at the direction of the Board, oversees the quality and integrity of the accounting, auditing, and reporting practices of the Company, and such other duties as directed by the Board. The Committee focuses on, among other things, the qualitative aspects of the Company's (a) financial statements, (b) processes to manage business and financial risk, (c) internal audit procedures and performance of the independent auditor, and (d) compliance with legal, ethical, and regulatory requirements. The Committee appoints, determines compensation for, and oversees the independent auditor engaged to prepare or issue audit reports on the financial statements of the Company. The Committee prepares all Committee reports required pursuant to the Securities and Exchange Commission's ("SEC") rules and regulations.

Membership

The Committee shall consist of at least three members appointed by the Board who shall serve until their successors are appointed and qualify. Each member shall be an independent director who is knowledgeable in financial and auditing matters, with at least one member who has expertise in accounting or related financial management. A member shall be deemed "independent" if he or she satisfies the requirements of the New York Stock Exchange (NYSE) and Section 10A of the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002 (the "Act"). The chairperson of the Committee (the "Chairperson") shall be appointed by the Board pursuant to its bylaws.

Communications/Reporting

The independent auditor shall report directly to the Committee. The Committee shall have unrestricted communication with the independent auditor and the Company's internal auditors and management. The Committee shall meet privately with each of these parties at least annually. The chairperson shall report on Committee activities to the Board at each Board meeting.

Education

The Company shall keep the Committee informed, including providing such educational resources as the Committee or any of its members deems necessary and appropriate, as to accounting principles and procedures, laws, regulations and policies regarding financial reporting and any other accounting topics applicable to the Company.

Authority

The Committee has the authority, without Board approval, to investigate any matter it deems reasonably appropriate, and may, at the Company's expense, retain outside counsel or other experts for this purpose.

Responsibilities

The Audit Committee Responsibilities Checklist set forth below ("Checklist") identifies the specific responsibilities of the Committee. The Checklist will be updated as needed, but at least annually, to reflect changes in regulatory requirements, authoritative guidance, and generally accepted audit committee practices. Each Checklist, when amended, will be deemed an addendum to this Charter.

The Committee may rely on the representations of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. The Company's management is responsible for determining the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles and are filed in compliance with applicable laws and regulations. The independent auditor is responsible for auditing the Company's financial statements. The Committee is not responsible for scheduling or conducting audits, determining the accuracy of the Company's financial statements, conducting investigations, or assuring the Company's compliance with laws and regulations or internal policies and procedures.

"Whistleblowing" Procedure

In order to enable employees of the Company and any other individuals to submit to the Committee, on a confidential and anonymous basis, any concerns regarding questionable accounting or auditing matters, the Committee shall, in addition to other measures it deems appropriate, post on the Company's general employment information bulletin boards and on the Company's Internet site, in a conspicuous location, a toll-free telephone number and an email address to contact the Committee, with a notice that any individual having concerns regarding questionable accounting or auditing matters may communicate his or her concerns to the Committee. The Committee shall investigate the matter, in such manner and involving such additional persons as it deems necessary, in every such instance taking such steps as are reasonable and appropriate to preserve the anonymity of the informant and the confidentiality of the informant's communication.

The Committee shall meet with management and the independent auditor to review and approve, before any such services may be rendered by the independent auditor firm to the Company or to or for the benefit of an officer or director of the Company, (i) auditing services, which include providing comfort letters in connection with securities underwritings, and (ii) any non-audit services.

FRANKLIN COVEY
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

Annually or More Frequently As Needed

•	Perform all functions required by law, the Company's charter or bylaws, or as requested by the Board.
•	Review the Committee's charter to determine compliance with current NYSE and SEC rules and regulations and the Sarbanes-Oxley Act.
•	Review the Committee's own performance.
•	Conduct or authorize investigations into any matters within the Committee's scope of responsibilities, including matters brought to the Committee's attention by "whistleblowers".
•

Meet four times per year or more frequently as circumstances require. (The Committee may require the attendance of the Company's management or others to attend any Committee meeting and to provide requested information.

•	Prepare an agenda for each Committee meeting with input from the Chairperson, Company management, and the independent auditor.
•

Establish unrestricted communication between the internal auditors, the independent auditor, Company management and the Board. Report Committee actions to the Board with any recommendations the Committee deems appropriate.

•	Review and update the Audit Committee Responsibilities Checklist at least annually.
•	Include a copy of the Committee charter as an appendix to the proxy statement at least once every three years.
•	Develop clear hiring policies for employees or former employees of the independent auditor, and review and approve the appointment or change in the internal auditors.
•

Interview Company management, internal auditors and the independent auditor regarding any significant risks or exposures and assess the steps Company management has taken to minimize any risks or exposures.

•	Review with Company management and the independent auditor at the completion of the annual audit:
•	The Company's annual financial statements and related footnotes.
•	The independent auditor's audit of the financial statements and its report thereon, which must sufficiently detail:
•	The independent auditor's internal quality control procedures;
•	Any material issues raised internally or by any regulatory agency regarding the independent auditor's quality control procedures and the steps taken to correct any deficiencies; and
•	All relationships between the independent auditor and the Company.
•	Any significant changes required in the independent auditor's audit plan.
•	Any serious difficulties or disputes with management encountered during the course of the audit.
•	Any accounting adjustments noted by the independent auditor but deemed immaterial by management.
•

Any communications between the audit team and its national office regarding the Company and the independent auditor's engagement, including any management letter issued by the independent auditor to the Company.

•	Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.
•	Review with Company management and the independent auditor at least annually the Company's critical accounting policies.
•	Review with Company management, independent auditor and the internal auditors:
•	Significant findings during the year and management's responses thereto, including an analysis of the effects of alternative GAAP methods on the financial statements.
•	Any significant changes in the Company's selection or application of accounting principles.
•	The adequacy of the Company's internal controls and any steps taken to correct any deficiencies.
•	The effect, if any, of regulatory and accounting initiatives and off-balance sheet structures.
•	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.
•	Any changes required in planned scope of their audit plan.
•	In connection with each periodic report of the Company, review:
•	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
•	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
•

Review filings (including interim reporting) with the SEC and other published documents containing the Company's financial statements and confirm the information contained in these documents is consistent with the information contained in the financial statements before it is filed with the SEC or other regulators.

•

Review approve and modify, if necessary, the Company's policies relating to appropriate codes of conduct with Company's management and General Counsel the adequacy of and compliance with such policies.

•	Review legal and regulatory matters that may have a material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.
•	Meet with management in executive sessions to discuss any matters that the Committee or management believe should be discussed privately with the Committee.
•	Review Company's policies and procedures regarding executive management expense accounts.

FRANKLIN COVEY
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

1st Fiscal Quarter

•

Meet at least once during the 1st fiscal quarter or more frequently as circumstances require. (The Committee may require the attendance of the Company's management or others to attend any Committee meeting and to provide requested information.

•	Prepare an agenda for each Committee meeting with input from the chairperson Company management, and the independent auditor
•

Establish unrestricted communication between the internal auditors, the independent auditor, Company management and the Board. Report Committee actions to the Board with any recommendations the Committee deems appropriate.

•

Appoint, approve the compensation of, and oversee the independent auditor. (The independent auditor's lead partner must be rotated every five years pursuant to the Sarbanes-Oxley Act. The Committee should consider a rotation of the independent auditor to assure continued independence.)

•	Review the independent auditor's non-audit services and related fees to determine if such would be prohibited under the Sarbanes-Oxley Act.
•

Review with the internal auditors, the independent auditor and Company management the audit scope and plan, and coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, the effective use of audit resources, and the use of independent public accountants other than the appointed auditors of the Company.

•

The Chairperson shall participate in a telephonic meeting among Company management and the independent auditor prior to earnings releases to review use of "pro forma" or "adjusted" non-GAAP information and the types of information to be disclosed and presentation to be made.

•	Review the periodic reports of the Company with management, the internal auditors and the independent auditor prior to filing of the reports with the SEC.
•	In connection with each periodic report of the Company, review:
•	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
•	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
•	Meet with the independent auditor in executive session to discuss any matters that the Committee or the independent auditor believe should be discussed privately with the Committee.
•	Review all proposed related-party transactions and make recommendation to the Board to approve or disapprove of each proposed transaction.

FRANKLIN COVEY
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

2nd Fiscal Quarter

•

Meet at least once during the 2nd fiscal quarter or more frequently as circumstances require. (The Committee may require the attendance of the Company's management or others to attend any Committee meeting and to provide requested information.

•	Prepare an agenda for each Committee meeting with input from the chairperson Company management, and the independent auditor.
•

Establish unrestricted communication between the internal auditors, the independent auditor, Company management and the Board. Report Committee actions to the Board with any recommendations the Committee deems appropriate.

•	Appoint, approve the compensation of, and oversee the independent auditor.
•	Review the independent auditor's non-audit services and related fees to determine if such would be prohibited under the Sarbanes-Oxley Act.
•

The Chairperson shall participate in a telephonic meeting among Company management and the independent auditor prior to earnings releases to review use of "pro forma" or "adjusted" non-GAAP information and the types of information to be disclosed and presentation to be made.

•	Review the periodic reports of the Company with management, the internal auditors and the independent auditor prior to filing of the reports with the SEC.
•	In connection with each periodic report of the Company, review:
•	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
•	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
•	Meet with the independent auditor in executive session to discuss any matters that the Committee or the independent auditor believe should be discussed privately with the Committee.
•	Meet with the internal auditors in executive sessions to discuss any matters that the Committee or the internal auditors believe should be discussed privately with the Committee.
•	Review all proposed related-party transactions and make recommendation to the Board to approve or disapprove of each proposed transaction.

FRANKLIN COVEY
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

3rd Fiscal Quarter

•

Meet at least once during the 3rd fiscal quarter or more frequently as circumstances require. (The Committee may require the attendance of the Company's management or others to attend any Committee meeting and to provide requested information.

•	Prepare an agenda for each Committee meeting with input from the chairperson Company management, and the independent auditor.
•

Establish unrestricted communication between the internal auditors, the independent auditor, Company management and the Board. Report Committee actions to the Board with any recommendations the Committee deems appropriate.

•

Provide a report for inclusion in the Company's annual proxy that details the Committee's review and discussion of matters with management and the independent auditor. The report should include a description of any non-audit services provided by the independent auditor to the Company.

•	Appoint, approve the compensation of, and oversee the independent auditor.
•	Confirm the independence of the independent auditor.
•	Review the independent auditor's non-audit services and related fees to determine if such would be prohibited under the Sarbanes-Oxley Act.
•	Consider and review with the independent auditor and the internal auditors:
•	The adequacy of the Company's internal controls including computerized information system controls and security.
•	Any related significant findings and recommendations of the independent public accountants and internal auditors together with management's responses thereto.
•	Review with Company management any significant changes to GAAP and/or MAP policies or standards.
•	Review with Company management and the independent auditor at the completion of the annual audit:
•	The Company's annual financial statements and related footnotes.
•	The independent auditor's audit of the financial statements and its report thereon.
•	Any significant changes required in the independent auditor's audit plan.
•	Any serious difficulties or disputes with management encountered during the course of the audit.
•	Other matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.
•	Review with Company management and the independent auditor at least annually the Company's critical accounting policies.
•

The Chairperson shall participate in a telephonic meeting among Company management and the independent auditor prior to earnings releases to review use of "pro forma" or "adjusted" non-GAAP information and the types of information to be disclosed and presentation to be made.

•	Review the periodic reports of the Company with management, the internal auditors and the independent auditor prior to filing of the reports with the SEC.
•	In connection with each periodic report of the Company, review:
•	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
•	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
•	Meet with the independent auditor in executive session to discuss any matters that the Committee or the independent auditor believe should be discussed privately with the Committee.
•	Review all proposed related-party transactions and make recommendation to the Board to approve or disapprove of each proposed transaction.

FRANKLIN COVEY
AUDIT COMMITTEE RESPONSIBILITIES CHECKLIST

4th Fiscal Quarter

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Meet at least once during the 4th fiscal quarter or more frequently as circumstances require. (The Committee may require the attendance of the Company's management or others to attend any Committee meeting and to provide requested information.

•	Prepare an agenda for each Committee meeting with input from the chairperson Company management, and the independent auditor.
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Establish unrestricted communication between the internal auditors, the independent auditor, Company management and the Board. Report Committee actions to the Board with any recommendations the Committee deems appropriate.

•	Review and update the Audit Committee Responsibilities Checklist at least annually.
•	Appoint, approve the compensation of, and oversee the independent auditor.
•	Review the independent auditor's non-audit services and related fees to determine if such would be prohibited under the Sarbanes-Oxley Act.
•	Confirm each Committee member is financially literate, with at least one member who has financial expertise.
•	Confirm the independence of each Committee member based on NASD and other applicable rules.
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Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers or directors, or transactions that are not a normal part of the Company's business.

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The Chairperson shall participate in a telephonic meeting among Company management and the independent auditor prior to earnings releases to review use of "pro forma" or "adjusted" non-GAAP information and the types of information to be disclosed and presentation to be made.

•	Review the periodic reports of the Company with management, the internal auditors and the independent auditor prior to filing of the reports with the SEC.
•	In connection with each periodic report of the Company, review:
•	Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act.
•	The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
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Review, approve and modify, if necessary, the Company's policies relating to appropriate codes of conduct with Company's management and General Counsel the adequacy of and compliance with such policies.

•	Meet with the independent auditor in executive session to discuss any matters that the Committee or the independent auditor believe should be discussed privately with the Committee.
•	Meet with the internal auditors in executive sessions to discuss any matters that the Committee or the internal auditors believe should be discussed privately with the Committee.
•	Review all proposed related-party transactions and make recommendation to the Board to approve or disapprove of each proposed transaction.